                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))


[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               AIRGATE PCS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             [LOGO OF AIRGATE PCS]

                          233 Peachtree Street, N.E.
                           Harris Tower, Suite 1700
                            Atlanta, Georgia 30303

                              April 27, 2000

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of the Stockholders of AirGate PCS, Inc. on May 26, 2000, at 9:30 a.m., Eastern Standard Time, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, 30309.

  At this meeting, you will be asked to vote, in person or by proxy, on an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.01 per share, from 25,000,000 shares to 150,000,000 shares.

  It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to indicate your vote, and sign, date, and promptly return the enclosed proxy card in the envelope provided.

  On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in AirGate PCS. The Board of Directors and the management team look forward to seeing you at the meeting.

                                          Sincerely,


                                          /s/ T. M. Dougherty
                                          Thomas M. Dougherty
                                          President and Chief Executive
                                           Officer

                             [LOGO OF AIRGATE PCS]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         DATE:   May 26, 2000
                         TIME:   9:30 a.m.
                         PLACE:  Alston & Bird LLP
                                 One Atlantic Center
                                 1201 West Peachtree Street
                                 Atlanta, Georgia 30309

The purposes of the Special Meeting are:

  1. To consider and vote upon an amendment to Article 4 of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.01 per share, from twenty-five million (25,000,000) shares to one hundred fifty million (150,000,000) shares; and

  2. To consider and act upon such other business that may properly come before the special meeting or any adjournments thereof.

The Board of Directors has fixed April 24, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Shelley Spencer
                                          Shelley L. Spencer
                                          Vice President of Law and
                                          Corporate Secretary

April 27, 2000
Atlanta, Georgia

                               AIRGATE PCS, INC.
                          233 Peachtree Street, N.E.
                           Harris Tower, Suite 1700
                            Atlanta, Georgia 30303

  This Proxy Statement and the accompanying proxy card are first being given or sent on or about April 27, 2000, to stockholders of record of AirGate PCS, Inc. on April 24, 2000 in connection with the solicitation of proxies by the Board of Directors for the Special Meeting of Stockholders to be held on May 26, 2000, and at any and all adjournments or postponements thereof. This proxy procedure is necessary to permit all AirGate PCS stockholders, many of whom live throughout the United States and are unable to attend the Special Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Special Meeting.

                               VOTING PROCEDURES

  YOUR VOTE IS VERY IMPORTANT. The enclosed proxy is solicited by our Board of Directors for use at the Special Meeting of Stockholders to be held on May 26, 2000, at 9:30 a.m. Eastern Standard Time, or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. Your shares can only be voted at the Special Meeting if you are present or represented by proxy. Whether or not you plan to attend the Special Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted, by written notice to the Corporate Secretary, by submission of a proxy bearing a later date or by casting a ballot at the Special Meeting. Properly executed proxies that are received by AirGate PCS before the Special Meeting's adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by Thomas M. Dougherty, W. Chris Blane and Thomas D. Body III, who have been designated as proxies for the Special Meeting and will vote as recommended by our Board of Directors.

  WHO CAN VOTE? Stockholders as of the close of business on April 24, 2000 are entitled to vote. On that day, 12,421,802 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Special Meeting. A list of stockholders eligible to vote will be available at the principal executive offices of AirGate PCS, Inc, 233 Peachtree Street, N.E., Harris Tower, Suite 1700, Atlanta, Georgia 30303, beginning May 12, 2000. Stockholders may examine this list during normal business hours for any purpose relating to the Special Meeting.

  HOW DO I VOTE? Other than by attending the Special Meeting and voting in person there are two ways registered stockholders may vote their shares by proxy:

  .  By mail; or

  .  By facsimile or similar reliable transmission.

  To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. You may vote by delivering your proxy card by facsimile or other reliable reproduction of the proxy card, provided that the facsimile or other reliable reproduction of the proxy card is a complete reproduction of the entire original writing or transmission. You may submit your proxy card by facsimile or other reliable reproduction 24 hours a day, 7 days a week at (718) 921-8337. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

  WHAT SHARES ARE INCLUDED IN THE PROXY CARD? The proxy card represents all the shares registered to your account.

  HOW ARE VOTES COUNTED? The Special Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Abstentions will be counted for purposes of determining whether a quorum has been reached. Assuming the presence of a quorum at the Special Meeting, the affirmative vote of a majority of the votes of the outstanding shares of our common stock is required to approve the amendment to our Amended and Restated Certificate of Incorporation. Abstentions will have the same effect as a vote "against" the proposal to amend our Amended and Restated Certificate of Incorporation. Under applicable stock exchange rules, brokers will be permitted to cast votes in their discretion at the Special Meeting for the shares held of record by them for their customers from whom they have not received specific instructions. Since there is only one matter to be voted upon at the Special Meeting, broker non-votes will not be an issue in determining the presence of a quorum or the approval of the proposal.

  WHO WILL COUNT THE VOTE? Our transfer agent, American Stock Transfer & Trust Company, will tally the vote, which will be certified by an independent Inspector of Election who shall be a representative of Corporate
Communications, Inc.

  IS MY VOTE CONFIDENTIAL? We have a policy of vote confidentiality. Proxies, ballots and voting tabulations are available for examination only by the Inspector of Election and tabulators. Your vote cannot be disclosed to our Board or management, except as may be required by law and in other limited circumstances.

  WHO SHALL PAY FOR THE COSTS OF THE PROXY SOLICITATION? We will pay the costs, if any, of soliciting proxies for the upcoming Special Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and we will reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, our directors, officers and employees may also solicit proxies personally, by telephone or by other appropriate means.

              APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED
             CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK
                            PROPOSAL 1 ON PROXY CARD

                               ----------------

  On April 7, 2000, our Board of Directors adopted an amendment to Article 4 of our Amended and Restated Certificate of Incorporation, subject to stockholder approval at the Special Meeting, to increase the number of authorized shares of our common stock, par value $.01 per share, to 150,000,000 shares from 25,000,000 shares, and as a result, to increase our total authorized shares of capital stock to 155,000,000 from 30,000,000. At the Special Meeting, you will be asked to consider and vote on the proposed amendment to Article 4 of our Amended and Restated Certificate of Incorporation, substantially in the form included in Attachment A to this Proxy Statement.

  The affirmative vote of a majority of the votes of the outstanding shares of our common stock as of April 24, 2000 is required to approve Proposal 1. If Proposal 1 is approved by our stockholders at the Special Meeting, the proposed amendment to the Amended and Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur promptly after the Special Meeting. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the proposed amendment to Article 4 of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 150,000,000 shares. Our stockholders do not have dissenters' rights with respect to Proposal 1.

  Our Amended and Restated Certificate of Incorporation currently authorizes 30,000,000 shares of capital stock, divided into two classes as follows: (i) 25,000,000 shares of common stock and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which 12,421,802 shares of common stock and no shares of preferred stock were issued and outstanding on April 24, 2000. As of April 24, 2000, 1,898,609 shares of common stock were subject to issuance upon exercise of outstanding options and warrants previously issued by us.


  Our Board of Directors believes that the proposed increase in the authorized shares of common stock is desirable to enhance our flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, and such other corporate purposes as may arise. Having such authorized common stock available for issuance in the future will give us greater flexibility and will allow additional shares of common stock to be issued without the expense and delay of a stockholders' meeting. Such a delay might deny us the flexibility the Board views as important in facilitating the effective use of our securities.

  As part of our ongoing corporate development activities, we consider acquisition opportunities on a regular basis. In this regard, it is possible that we may identify and act on opportunities that would commit us to issue a substantial portion of our currently authorized but unissued shares of common stock. We cannot give you any assurance, however, that suitable potential transactions will be identified or that any transaction will be completed. Having said that, at the date of this proxy statement, no specific transaction is presently contemplated which would result in the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment.

  The rules of the National Association of Securities Dealers, Inc. (the "NASD") currently require stockholder approval by issuers of securities quoted on the Nasdaq National Market, on which our common stock is currently quoted, as to the issuance of shares of common stock or securities convertible into common stock in several instances, including the following:

  .  actions that would result in a change of control of the company;

  . acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of securities could result in an increase in outstanding common shares or voting power of 5% or more;

  . acquisition transactions generally where the present or potential issuance of such securities could result in an increase in the voting power or outstanding common shares of 20% or more; and

  . certain other sales or issuances of common stock (or securities convertible into or exercisable for common stock) in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Exceptions to these rules may be made upon application to the NASD. In other instances, the issuance of additional shares of common stock remains within the discretion of the Board, without the requirement of further action by stockholders except as otherwise required by applicable law or any stock exchange on which our securities may then be listed. As mentioned above, as part of our ongoing corporate development activities, we consider, on a regular basis, acquisition and other opportunities to expand our business. These transactions could require the use of shares of the additional authorized common stock.

  If the proposal to increase the authorized shares of common stock is approved, the additional authorized shares will be part of the existing class of such common stock and will increase the number of shares of common stock available for issuance by us, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have identical rights and privileges as the shares of common stock currently outstanding. Holders of common stock will not have preemptive rights to purchase additional shares of common stock.

  The future issuance of additional shares of common stock on other than a pro rata basis may dilute the ownership of current stockholders. Such additional shares also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by our officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). In fact, the mere existence of such a block of authorized but unissued shares, and our Board of Director's ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire shares of our common stock on an unfriendly basis. While the authorization of additional shares of common stock might have such effects, our Board of Directors does not intend or view the proposed increase in authorized common stock as an anti-takeover measure.

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 SHARES TO 150,000,000 SHARES.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND OFFICERS

  On April 24, 2000, there were 12,421,802 shares of our common stock outstanding. The following table presents certain information regarding the beneficial ownership of common stock, as of April 24, 2000, with respect to:

  . each person who, to our knowledge, is the beneficial owner of 5% or more of our outstanding common stock;

  .  each of our Directors;

  . our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus for the last fiscal year exceeded $100,000; and

  .  all executive officers and Directors as a group.

                                                    Number of
                                                      Shares      Percentage
                                                   Beneficially of Outstanding
Name and Address of Beneficial Owner(1)              Owned(2)    Common Stock
---------------------------------------            ------------ --------------
Weiss, Peck & Greer Venture Partners affiliated
 funds(3).........................................  1,690,715        13.4%
 555 California Street, Suite 3130
 San Francisco, California 94104
Essex Investment Management Company, LLC(4).......  1,128,070         9.1
 125 High Street
 Boston, Massachusetts 02110
Putnam Investments, Inc.(5).......................    676,025         5.4
 One Post Office Square
 Boston, Massachusetts 02109
Thomas M. Dougherty(6)............................     85,100           *
W. Chris Blane(7).................................    325,537         2.6
Alan B. Catherall.................................      1,000           *
Robert E. Gourlay(8)..............................    191,451         1.5
Barry Schiffman(9)................................    512,317         4.1
Gill Cogan(3) (10)................................  1,697,576        13.4
Shelley L. Spencer(11)............................     87,131           *
Thomas D. Body III................................    320,537         2.6
David C. Roberts..................................    121,771         1.0
Robert A. Ferchat(12).............................      5,000           *
John R. Dillon....................................        --          --
All executive officers and directors as a group
 (11 persons)(13).................................  3,347,420        26.3

--------
  *  Less than one percent.
 (1) Except as indicated, the address for each executive officer and director is 233 Peachtree Street, N.E., Harris Tower, Suite 1700, Atlanta, Georgia 30303.
 (2) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act. A person is deemed to be the beneficial owner of shares of common stock if such person has or shares voting or investment power with respect to such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
 (3) Includes 214,413 shares of common stock issuable upon exercise of presently exercisable warrants issued to the Weiss, Peck & Greer Venture Partners affiliated funds.

 (4) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2000.
 (5) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2000.

 (6) Includes 85,000 shares subject to options which are exercisable within 60 days of April 24, 2000 and 100 shares of common stock held by Mr. Dougherty's spouse.
 (7) Includes 305,000 shares of common stock directly held by Mr. Blane, 16,537 shares of common stock held by Mr. Blane's spouse and 4,000 shares of common stock held by his children.
 (8) Consists of 191,451 shares of common stock that Mr. Gourlay is deemed to beneficially own as a general partner of Robert E. Gourlay & Associates, LP. Mr. Gourlay's address is 8734 Oakthorpe Drive, Charlotte, North Carolina 28277.

 (9) Includes 631 shares of common stock held by Mr. Schiffman in his individual capacity and 511,686 shares of common stock Mr. Schiffman is deemed to beneficially own as president, chief investment officer and a member of the board of directors of JAFCO America Ventures, Inc.
      Mr. Schiffman's address is 505 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

(10) Consists of 6,861 shares of common stock held by Mr. Cogan in his individual capacity and 1,690,715 shares of common stock that Mr. Cogan is deemed to beneficially own as managing partner of Weiss, Peck & Greer Venture Partners. Mr. Cogan disclaims beneficial ownership of the shares beneficially owned by Weiss, Peck & Greer Venture Partners except to the extent of his pecuniary interest in Weiss, Peck & Greer Venture Partners affiliated funds. Mr. Cogan's address is 555 California Street, Suite 3130, San Francisco, California 94104.
(11) Includes 86,931 shares directly held by Ms. Spencer and 200 shares held by her spouse.

(12) Includes 5,000 shares subject to options which are exercisable within 60 days of April 24, 2000.

(13) Includes 304,413 shares subject to options or warrants which are exercisable within 60 days of April 24, 2000.

                             STOCKHOLDER PROPOSALS

  To be considered for inclusion in our proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2001, a stockholder proposal must be received by the Corporate Secretary at our principal executive offices not later than August 18, 2000. Any such proposal will be subject to rules and regulations under the Securities Exchange Act of 1934, as amended.

  Our Bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Corporate Secretary not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely notice by the stockholder must be received not later than the close of business on the tenth day following the date on which our notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on our records of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business.

                                OTHER BUSINESS

  The Board of Directors knows of no business which will be presented for consideration at the Special Meeting other than as stated in the accompanying Notice of Special Meeting of Stockholders. If, however, other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          /s/ T. M. Dougherty
                                          Thomas M. Dougherty
                                          President and Chief Executive
                                          Officer

Atlanta, Georgia

April 27, 2000

          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
                   RETURN THE ACCOMPANYING PROXY CARD IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                   ATTACHMENT A

                               AIRGATE PCS, INC.

                             AMENDED ARTICLE 4 TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

FOURTH:

  A.The total number of shares of all classes of stock which the Corporation shall have authority to issue is one-hundred fifty-five million (155,000,000) of stock consisting of:

   1. One hundred fifty million (150,000,000) shares of Common Stock, par value one cent ($.01) per share.

   2. Five million (5,000,000) shares of Preferred Stock, par value one cent ($.01) per share.

  B.The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                                REVOCABLE PROXY
                               AIRGATE PCS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                 MAY 26, 2000
                        9:30 A.M. EASTERN STANDARD TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas M. Dougherty, W. Chris Blane and Thomas
D. Body III, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of AirGate PCS which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held on May 26, 2000, at 9:30 a.m. Eastern Standard Time, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, and at any and all adjournments thereof, as set forth on the reverse side.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
               -------------------------------------------------
                            --FOLD AND DETACH HERE--

[X]   Please mark your votes as indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

1. Proposal to approve the amendment to Article 4 of AirGate PCS's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of AirGate PCS's common stock from 25,000,000 shares to 150,000,000 shares.

                     FOR         AGAINST         ABSTAIN

                     [ ]           [ ]             [ ]


The undersigned acknowledges receipt from AirGate PCS prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Proxy Statement dated April 27, 2000.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Stockholder __________________________________ Date _______________

Signature of Stockholder  _________________________________ Date _______________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, both holders should sign. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

                ------------------------------------------------
                            --FOLD AND DETACH HERE--